UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported):
October 27, 2006
ENERGYSOUTH, INC.
(Exact name of registrant as specified in its charter)

Alabama (State or other jurisdiction of incorporation)	333-42057 (Commission File Number)	58-2358943 (IRS Employer Identification No.)

2828 Dauphin Street Mobile, Alabama (Address of principal executive offices)	36606 (Zip Code)
Registrant’s telephone number, including area code:
(251) 450-4774
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 27, 2006, EnergySouth, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with C.S. “Dean” Liollio. The Employment Agreement is the definitive agreement contemplated by the Letter Agreement made on June 26, 2006 by the Company and Mr. Liollio (the “Letter Agreement”) with respect to his employment as President and Chief Executive Officer of the Company. The Employment Agreement, which is effective as of August 1, 2006, replaces the Letter Agreement and includes the provisions specified in the Letter Agreement with certain additions and modifications. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

99.1	Employment Agreement, dated October 27, 2006 and to be effective August 1, 2006, between EnergySouth, Inc. and C.S. “Dean” Liollio
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

ENERGYSOUTH, INC.
Date: October 27, 2006	By:	/s/ G. Edgar Downing, Jr.
G. Edgar Downing, Jr.
Secretary

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